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                             ALOETTE COSMETICS, INC.

                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                               STATE OR JURISDICTION OF
  NAME                                              INCORPORATION

  ALOETTE COSMETICS, INC.
  OF DELAWARE                                       Delaware

  ALOETTE INTERNATIONAL, INC.                       Delaware

  ALOETTE REALTY, INC.                              Delaware

  ALOETTE COSMETICS, INC.
  OF PENNSYLVANIA                                   Pennsylvania

  ALOETTE COSMETICS OF CANADA INC.                  Canada

  ALOETTE COSMETICS (AUSTRALASIA) LTD.              Australia

  DD COSMETIC SALES COMPANY,INC.                    Texas